UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

September 1, 2023

Date of Report (Date of earliest event reported)

UPLAND SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Avenue, Suite 1850

Austin, Texas 78701

(Address of principal executive offices, including zip code)

(512) 960-1010

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPLD	The Nasdaq Global Market
Preferred Stock Purchase Rights	-	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2023, Kin Gill, the Chief Legal Officer and Secretary of Upland Software, Inc. (the “Company”), informed the Company that he intends to resign from his position effective as of September 30, 2023. Michael D. Hill, the Company’s Chief Financial Officer, will serve as the Company’s interim Secretary, effective September 30, 2023.

Item 8.01. Other Events

On September 1, 2023, the Board of Directors (the “Board”) of the Company authorized a stock repurchase program (the “Plan”) in the aggregate amount of up to $15,000,000 that would allow the Company to repurchase shares of its issued and outstanding common stock, par value $0.0001 per share (“Common Stock”) from time to time in the open market or otherwise (including in negotiated transactions, open market transactions, through accelerated share repurchase, through indirect purchases of Common Stock such as by using derivatives or in other transactions) in each case in accordance with applicable securities laws so long as the aggregate purchase price paid for such transactions does not exceed $15,000,000 for all such purchases after the date of these resolutions. The authorization does not have a specified expiration date. Accordingly, unless terminated earlier by resolution of the Board, the Plan will expire when the Company has repurchased all shares authorized for repurchase thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UPLAND SOFTWARE, INC.

	By:	/s/ Kin Gill
Kin Gill
Chief Legal Officer and Secretary
Date: September 1, 2023